SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) : APRIL 25, 2001

                         COMMISSION FILE NUMBER 0-19467

                                 MEDAMICUS, INC.
             (Exact name of registrant as specified in its charter)

       MINNESOTA                                          41-1533300
(State of Incorporation)                       (IRS Employer Identification No.)

                    15301 HIGHWAY 55 WEST, PLYMOUTH, MN 55447
           (Address of principal executive office, including zip code)

                                 (763) 559-2613
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 25, 2001, MedAmicus, Inc. ("MedAmicus") executed an Asset Purchase Agreement with CooperSurgical, Inc. ("CooperSurgical") pursuant to which CooperSurgical purchased the assets of MedAmicus' gynecology business unit through a newly formed, wholly owned subsidiary of CooperSurgical for $4.7 million in cash, contingent payments and assumed liabilities. The purchase price is subject to adjustments based on the tangible net assets transferred and other contingencies. CooperSurgical paid MedAmicus $3,995,000 at the closing of the transaction, which occurred simultaneously with the execution of the agreement.

         Under the terms of the agreement, CooperSurgical will assume immediate responsibility for sales and marketing of the gynecology product line, while MedAmicus will continue to manufacture for CooperSurgical under a supply agreement until an orderly transition of manufacturing responsibilities can be made, tentatively by December 31, 2001.

         The Asset Purchase Agreement and a press release issued by MedAmicus relating to the agreement are attached as exhibits. Statements regarding the transaction made in this filing and in the press release are qualified in their entirety by the Asset Purchase Agreement.

         MedAmicus intends to file pro forma financial information regarding the transaction by amendment to this Form 8-K on or prior to May 10, 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 10.1 Asset Purchase Agreement among CooperSurgical Acquisition Corp., CooperSurgical, Inc. and MedAmicus, Inc., dated April 25, 2001

         Exhibit 99.1 Press Release issued by MedAmicus, Inc. announcing sale of gynecology business unit


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

                                        MEDAMICUS, INC.

Date: April 26, 2001                    /s/ James D. Hartman
                                        --------------------
                                        By:  James D. Hartman
                                        President,  Chief Executive  Officer and
                                        Chief Financial Officer






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